Exhibit 99.1

Company Contact:	Investor Relations:
Bob Marbut	Amy Glynn
Chairman and Co-CEO	Cameron Associates
Argyle Security Acquisition Corporation	212-554-5464
Phone: 210-828-1700	amy@cameronassoc.com
bmarbut@argylesecurity.com

FOR IMMEDIATE RELEASE:

ARGYLE SECURITY ACQUISITION CORPORATION
ANNOUNCES SPECIAL STOCKHOLDERS MEETING DATE AND
FILING OF DEFINITIVE PROXY MATERIALS

SAN ANTONIO, TX - July 13, 2007 - Argyle Security Acquisition Corporation (OTC BB:ARGL.OB), a San Antonio-based special purpose acquisition company, today announced that it has scheduled a special meeting of stockholders to be held at 8:30 a.m., Central Time, on July 30, 2007 at the offices of Argyle Security Acquisition Corporation, located at 200 Concord Plaza, Suite 700, San Antonio, TX 78216.  The Company also announced that it has filed with the U.S. Securities and Exchange Commission, and will soon commence mailing of, definitive proxy materials for the special meeting at which the acquisition of ISI Detention Contracting Group, Inc. (doing business as “ISI Security Group” or “ISI”), among other matters, will be voted upon.

The Board of Directors has fixed the close of business on July 6, 2007 as the record date for holders of the Company’s common stock to vote at the special meeting. Shareholders having questions about the special meeting may contact Karen Smith, who is with our proxy solicitor, Advantage Proxy, at (206) 870-8565.

About Argyle Security Acquisition Corporation

Argyle Security, a special purpose acquisition company, was established for the purpose of effecting a merger, capital stock exchange, asset acquisition or other business combination with an unidentified operating business in the security industry. Argyle Security’s goal is to be a leading global developer of electronic physical security products and services, providing solutions for, and channel access to, the commercial, governmental and residential markets. Argyle Security was co-founded by Messrs. Marbut and Chaimovski.

In addition to Messrs. Marbut and Chaimovski, Argyle’s founding Board of Directors includes Gen. Wesley K. Clark and Mr. John J. (Chip) Smith.

About ISI Security Group

ISI was founded in 1976. ISI is the parent company for three rapidly growing service and solution providers in the physical security industry: ISI Detention Contracting, Metroplex Control Systems (“MCS-Detention”), and Metroplex Commercial Fire and Security Alarms (“MCS-Commercial”). ISI Detention is one of the nation’s largest providers of detention equipment products and service solutions. MCS-Detention and MCS-Commercial specialize in turnkey, electronic security systems for facilities that include unique engineering competencies and proprietary software products, which have security system integration capabilities as applied to the correctional facilities market as well as to commercial markets.

Additional Information

Stockholders of Argyle Security Acquisition Corporation (“Argyle”) and other interested persons are advised to read Argyle’s definitive proxy statement related to Argyle’s solicitation of proxies for its special meeting of stockholders to be held on July 30, 2007.  The proxy statement contains important information concerning, among other things, Argyle’s proposed acquisition of ISI. The proxy statement will be mailed to stockholders as of July 13, 2007. The proxy statement and Argyle’s annual, quarterly and current reports, as well as other documents filed by Argyle with the Securities and Exchange Commission, can also be obtained without charge at the Securities and Exchange Commission’s internet site at (http://www.sec.gov). Stockholders will also be able to obtain a copy of the proxy statement, without charge, by directing requests to: Argyle Security Acquisition Corporation, 200 Concord Plaza, Suite 700, San Antonio, TX 78216.

Argyle and the directors and executive officers of Argyle, and Rodman & Renshaw LLC, the managing underwriter of Argyle’s initial public offering consummated in January 2006, is assisting Argyle in its efforts, may be deemed to be participating in the solicitation of proxies in respect of the proposed acquisition of ISI Security. Information about Argyle and Argyle’s officers and directors is available in Argyle’s Annual Report on Form 10-K for the year ended December 31, 2006, filed with the Securities and Exchange Commission on March 19, 2007. Other information regarding the participants in the proxy solicitation, including the officers and directors of Argyle, and a description of their direct and indirect interests in the acquisition, by security holdings or otherwise, and/or potential conflicts of interest, is contained in the proxy statement.